EXHIBIT 21.1

Subsidiaries of St. Joseph, Inc.

1.                                       Staf*Tek Services, Inc., an Oklahoma corporation, sometimes doing business as Staf*Tek.  Staf*Tek is a wholly-owned subsidiary.